Exhibit 10.9

RADIOSHACK CORPORATION

OFFICERS’ SEVERANCE PROGRAM

1. PURPOSE OF PROGRAM. The purpose of the RadioShack Corporation Officers’ Severance Program (the “Program”) is to retain well-qualified individuals as officers of RadioShack Corporation, and to provide a benefit to each such individual if his/her employment is terminated prior to the third anniversary of the Effective Date (as defined below), under qualifying circumstances. The Program is intended to qualify as a “top-hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in that it is intended to be an “employee benefit plan” (as such term is defined under Section 3(3) of ERISA) which is unfunded and provides benefits only to a select group of management or highly compensated employees of the Company and/or its Subsidiaries.

2. DEFINITIONS. The following terms shall have the following meanings unless the context indicates otherwise:

(a) “Applicable Benefits Schedule” with respect to a Participant shall mean the Benefits Schedule applicable to the Participant based on his or her position with the Company and/or its Subsidiaries.

(b) “Beneficiary” The Participant’s estate shall be deemed to be the Participant’s designated Beneficiary.

(c) “Benefits Schedule” shall mean a separate Benefits Schedule, if any, adopted as part of the Program, which Schedule sets forth certain provisions relating to the determination of eligibility for and/or the amount of Severance Benefits payable under the Program.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” means (i) the Participant is convicted of a felony or of any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (ii) a reasonable determination by the Committee that, (A) the Participant has willfully and continuously failed to perform his/her duties (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for corrected performance is delivered to the Participant which specifically identifies the manner(s) in which the Participant has not performed his/her duties, (B) the Participant has engaged in illegal conduct, an act of dishonesty, moral turpitude, dishonesty, fraud, theft, financial impropriety or gross misconduct injurious to the Company, or (C) the Participant has violated a material provision of the Company’s Code of Ethics, Financial Code of Ethics, or Participant’s fiduciary duty to the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board as from time to time appointed by the Board from among its members. The initial

Committee shall be the Board’s Management Development and Compensation Committee. In the absence of an appointed Committee, the Board shall function as the Committee under the Program.

(h) “Company” shall mean RadioShack Corporation, a Delaware corporation, including any successor entity or any successor to the assets or business of the Company. “Company” shall not mean a Subsidiary or Subsidiaries which employ[s] a Participant, unless the specific Subsidiary is expressly named in the Participant’s applicable Benefits Schedule.

(i) “CIC Agreement” shall include any termination protection agreement entered into by the Company and a Participant and the Company’s Termination Protection Plan Level I by which a Participant may be covered.

(j) “Effective Date” shall mean May 18, 2006.

(k) “ERISA” shall have the meaning ascribed to such term in Section 1.

(l) [RESERVED]

(m) “Good Reason” shall have the meaning ascribed to such term in a Participant’s Applicable Benefits Schedule if said schedule contains a definition of, and thus a right to terminate for, Good Reason.

(n) “Participant(s)” shall have the meaning set forth in Section 3.

(o) “Payroll Date” shall mean each regularly scheduled date during Participant’s employment on which base salary payments are made and after a Termination Date, each regularly scheduled date on which such payments would be made if employment continued.

(p) “Program” shall have the meaning ascribed to such term in Section 1.

(q) “Qualifying Termination” shall mean (i) involuntary termination by the Company of the employment of the Participant with the Company and all of its Subsidiaries for any reason other than death, disability or Cause, or (ii) resignation of the Participant for Good Reason if such Participant’s Applicable Benefits Schedule contains a right to terminate for Good Reason.

(r) “Reference Base Salary” with respect to a Participant means the annual base salary of such Participant as in effect immediately prior to the Termination Date (determined without regard to any reduction which would constitute a basis for a Participant’s resignation for Good Reason, if such Participant’s Applicable Benefits Schedule contains such a right to terminate for Good Reason).

(s) “Retention Period” shall mean the period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

(t) “Severance Benefits” shall mean the compensation and benefits provided to a Terminated Participant pursuant to Sections 5 and 6 of the Program.

(u) “Severance Period” shall mean the number of months a specific Terminated Participant is entitled to receive Severance Benefits, which period shall be expressly provided for by the Committee with respect to the Participant’s participation herein and set forth on the Applicable Benefits Schedule.

(v) “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than fifty percent (50%) of the “voting stock” (meaning the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation) or any other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).

(w) “Terminated Participant” shall mean a Participant whose employment with the Company and/or a Subsidiary has been terminated under circumstances constituting a Qualifying Termination as described in Section 5 below.

(x) “Termination Date” shall mean the date a Terminated Participant’s employment with the Company and/or a Subsidiary is terminated as described in Section 5 below.

(y) “Vested Benefits” shall mean any base salary or prior year’s bonus or incentive compensation earned but unpaid prior to the Termination Date (other than as a result of deferral made at the Participant’s election) and any amounts which are or become vested or which the Participant is otherwise entitled to under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary, at or subsequent to the Termination Date without regard to the performance of further services by the Participant or the resolution of a contingency; provided that the Program shall in no event be deemed to modify, alter or amend the terms of any such plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary.

3. PARTICIPATION. All executive officers, senior vice presidents, vice presidents, Assistant Secretaries and Assistant Treasurers of the Company (collectively, the “Participants”) shall participate in the Program. Benefits Schedule I shall apply only to the Chief Executive Officer of the Company. Benefits Schedule II shall apply only to the executive officers of the Company (other than the Chief Executive Officer of the Company). Benefits Schedule III shall apply only to the senior vice presidents of the Company. Benefits Schedule IV shall apply to the vice presidents, Assistant Secretaries and Assistant Treasurers of the Company.

4. ADMINISTRATION.

(a) Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Program in accordance with its terms.

(b) Authority of the Committee. The Committee shall have the maximum discretionary authority permitted by law that may be necessary to enable it to discharge its responsibilities with respect to the Program, including but not limited to the following:

(i) to determine eligibility for participation in the Program;

(ii) to establish the terms and provisions of, and to adopt as part of the Program, one or more Benefits Schedules setting forth, among other things, the Severance Period and such other terms and provisions as the Committee shall determine;

(iii) to calculate a Participant’s Severance Benefits;

(iv) to correct any defect, supply any omission, or reconcile any inconsistency in the Program in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(v) to issue administrative guidelines as an aid to administer the Program and make changes in such guidelines as it from time to time deems proper;

(vi) to make rules for carrying out and administering the Program and make changes in such rules as it from time to time deems proper;

(vii) to the extent permitted under the Program, grant waivers of Program terms, conditions, restrictions, and limitations;

(viii) to construe and interpret the Program and make reasonable determinations as to a Participant’s eligibility for benefits under the Program, including determinations as to Qualifying Termination and disability; and

(ix) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Program.

(c) Action by the Committee. Except as may otherwise be required or permitted under an applicable charter, the Committee may (i) act only by a majority of its members (provided that any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee), and (ii) may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

(d) Delegation of Authority. The Committee has delegated administrative duties to the Company. In addition, the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Program. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Program and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Program, as determined by the Committee.

(e) Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee or by its delegates shall be binding and conclusive to the maximum extent permitted by law on all Participants and their heirs, successors, and legal representatives.

(f) Information. The Company shall furnish to the Committee in writing all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Program. Such information may include, but shall not be limited to, the full names of all Participants, their earnings and their dates of birth, employment, retirement, death or other termination of employment. Such information shall be conclusive for all purposes of the Program, and the Committee shall be entitled to rely thereon without any investigation thereof.

(g) Self-Interest. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his/her benefits, if any, under the Program.

5. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated during the Retention Period in circumstances constituting a Qualifying Termination, such Terminated Participant shall be entitled to receive Severance Benefits in accordance with Section 6 below.

6. SEVERANCE BENEFITS. In the event a Participant is entitled to receive Severance Benefits pursuant to Section 5 above, the Terminated Participant shall receive a payment equal to the Severance Benefits determined in accordance with the Applicable Benefits Schedule.

7. PARTICIPANT COVENANTS. As a condition to receiving the right to participate in the Program and any benefits hereunder, each Participant shall enter into an agreement with the Company, providing for confidentiality and nonsolicitation obligations.

8. CLAIMS.

(a) Claims Procedure. If any Participant or Beneficiary, or their legal representative, has a claim for benefits which is not being paid, such claimant may file a written claim with the Committee setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. A claimant must file any such claim within sixty (60) days after a Participant’s Termination Date. Written notice of the disposition of a claim by the Committee shall be furnished to the claimant within ninety (90) days after the claim is filed. In the event of special circumstances, the Committee may extend the period for determination for up to an additional ninety (90) days, in which case it shall so advise the claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Program shall be cited, including an explanation of the Program’s claim review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.

(b) Claims Review Procedure. If a claimant whose claim has been denied wishes further consideration of his/her claim, he/she may request the Committee to review his/her claim in a written statement of the claimant’s position filed with the Committee no later than sixty (60) days after receipt of the written notification provided for in Section 8(a) above. The Committee shall fully and fairly review the matter and shall promptly advise the claimant, in writing, of its decision within the next sixty (60) days. Due to special circumstances, the Committee may extend the period for determination for up to an additional sixty (60) days.

9. TAXES.

(a) Withholding Taxes. The Company shall be entitled to withhold from any and all payments made to a Participant under the Program all federal, state, local and/or other taxes or imposts which the Company determines are required to be so withheld from such payments or by reason of any other payments made to or on behalf of the Participant or for his/her benefit hereunder.

(b) No Guarantee of Tax Consequences. No person connected with the Program in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Program, or paid to or for the benefit of a Participant under the Program, or that such tax treatment will apply to or be available to a Participant on account of participation in the Program.

10. TERM OF PROGRAM. The Program shall be effective as of the Effective Date and shall remain in effect until the Board terminates the Program in accordance with Section 11(b) below.

11. AMENDMENT AND TERMINATION.

(a) Amendment of Program. The Program may be amended by the Board at any time with or without prior notice; provided, however, that any amendment of the Program during the thirty six (36)-month period immediately following the Effective Date which is less favorable to a Participant shall not be effective as to such Participant unless the Participant shall have consented thereto in writing.

(b) Termination of Program. The Program may be terminated or suspended by the Board at any time with or without prior notice; provided, however, that any termination or suspension to be effective during the thirty six (36)-month period immediately following the Effective Date shall not be effective with respect to any Participant unless such Participant shall have consented thereto in writing.

(c) No Adverse Affect. If the Program is amended, terminated, or suspended in accordance with Section 11(a) or 11(b) above, such action shall not adversely affect the benefits under the Program to which any Terminated Participant (as of the date of amendment, termination or suspension) is entitled.

(d) Code Section 409A. It is intended that this Program and the Committee’s exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and the treasury regulations relating thereto so as not to subject a Participant to the payment of interest and tax penalty which may be imposed under Code Section 409A. In furtherance of this interest, to the extent that any regulations or other guidance issued under Code Section 409A after the Effective Date would result in a Participant being subject to payment of interest and tax penalty under Code Section 409A, the Committee may amend this Program, including with respect to the timing of payment of benefits, in order to avoid the application of Code Section 409A.

12. MISCELLANEOUS.

(a) Offset. Severance Benefits shall be reduced by any severance or similar payment or benefit made or provided by the Company or any Subsidiary to the Participant pursuant to (i) any severance plan, program, policy or similar arrangement of the Company or any Subsidiary of the Company (including without limitation the CIC Agreement), (ii) any employment agreement between the Company or any Subsidiary and the Participant, and (iii) any federal, state or local statute, rule, regulation or ordinance. For avoidance of doubt, (A) any payment or benefit which is a Vested Benefit shall not be considered a severance or similar payment or benefit under this Section 12(a), and (B) the Program is not intended to, and shall not, result in any duplication of payments or benefits to any Participant.

(b) No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments that the Company may make to aid it in meeting its obligations under the Program. Nothing contained in the Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company. Subject to this Section 12(b), all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

(c) No Right to Continued Employment. The Participant’s rights, if any, to continue to serve the Company as an employee shall not be enlarged or otherwise affected by his/her designation as a Participant under the Program, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any employee at any time. The adoption of the Program shall not be deemed to give any employee, or any other individual any right to be selected as a Participant or to continued employment with the Company or any Subsidiary.

(d) Other Rights. The Program shall not affect or impair the rights or obligations of the Company or a Participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan.

(e) Governing Law. The Program shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws, except as superseded by applicable federal law (including, without limitation, ERISA).

(f) Severability. If any term or condition of the Program shall be invalid or unenforceable to any extent or in any application, then the remainder of the Program, with the exception of such invalid or unenforceable provision (but only to the extent that such term or condition cannot be appropriately reformed or modified), shall not be affected thereby and shall continue in effect and application to its fullest extent.

(g) Incapacity. If the Committee determines that a Participant is unable to care for his/her affairs because of illness or accident or because he or she is a minor, any benefit due the Participant may be paid to the Participant’s spouse or to any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

(h) Transferability of Rights. The Company shall have the unrestricted right to transfer its obligations under the Program with respect to one or more Participants to any person, including, but not limited to, any purchaser of all or any part of the Company’s assets or business. No Participant or Beneficiary shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant or Beneficiary may have at any time to receive payments of benefits hereunder, which benefits and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or the spouse of a Participant shall, in the sole discretion of the Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant or Beneficiary to any portion of the Program benefits not previously paid.

(i) Interest. In the event any payment to a Participant under the Program is not paid within thirty (30) days after it is due and Participant notifies the Company and the Company fails to make such payment (to the extent such payment is undisputed), such payment shall thereafter bear interest at the prime rate from time to time as published in The Wall Street Journal, Midwest Edition.

(j) No Obligation to Mitigate Damages. The Participants shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of the Program and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations under the Program.

(k) Forum. Any suit brought under the Program shall be brought in the federal court for Tarrant County, Texas.

(l) Condition Precedent to Receipt of Payments or Benefits under the Program. A Terminated Participant will not be eligible to receive Severance Benefits or any other payments or benefits under the Program until (i) such Terminated Participant executes a confidentiality, nonsolicitation and general release agreement (the “Agreement”) containing, among other items, a general release of all claims arising out of said Participant’s employment with, and termination of employment from, the Company in substantially the form attached hereto as Exhibit A (adjusted as necessary to conform to then existing legal requirements); and (ii) the revocation period specified in the Agreement expires without such Terminated Participant exercising his/her right of revocation as set forth in the Agreement.

(m) Assumption by Successor to the Company. The Company shall cause any successor to its business or assets to assume this Program and the obligations arising hereunder and to maintain this Program without modification or alteration for the period required herein.

BENEFITS SCHEDULE - I

(CEO)

Participant	Company’s Chief Executive Officer

Severance Period (applicable during Retention Period)	18 months, plus an additional 1 month per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 24 months

Outplacement Assistance	A 1 year program of outplacement assistance selected by the Company in its discretion

Additional Definition

“Good Reason” shall mean:

(a) any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction of the Participant’s annual cash compensation opportunity by at least ten percent (10%) taken at one time or cumulatively after the Effective Date; or

(b) the material reduction or material adverse modification of the Participant’s authority or duties, such as a substantial diminution or adverse modification in the Participant’s status or responsibilities, from his/her authorities being exercised and duties being performed by the Participant immediately prior to the Effective Date (and as such authorities and duties may be increased from time to time after the Effective Date).

Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

I-1

Severance Benefits

If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

(a) The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason);

(b) The Company agrees to provide the Participant for 1 year (the “Outplacement Period”) from the Participant’s last date of employment an outplacement program selected by the Company in its discretion; and

(c) The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Outplacement Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

Payments and assistance relating to (a), (b) and (c) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the Vice President – Compensation and Benefits of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

In the event of death, all Severance Benefits (other than the value of outplacement assistance), that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant as soon as practicable following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

I-2

BENEFITS SCHEDULE II

(Executive Vice President Group)

Participant	Executive Vice Presidents of the Company

Severance Period (applicable during Retention Period)	18 months, plus an additional 1 month per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 24 months

Outplacement Assistance	A 1 year program of outplacement assistance selected by the Company in its discretion

Additional Definition

“Good Reason” shall mean:

(a) any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction of the Participant’s annual cash compensation opportunity by at least ten percent (10%) taken at one time or cumulatively after the Effective Date; or

(b) the material reduction of the Participant’s authority or duties, such as a substantial diminution in the Participant’s status or responsibilities, from his/her authorities being exercised and duties being performed by the Participant immediately prior to the Effective Date (and as such authorities and duties may be increased due to promotions from time to time after the Effective Date).

Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

II-1

Severance Benefits

If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

(a) The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason);

(b) The Company agrees to provide the Participant for 1 year (the “Outplacement Period”) from the Participant’s last date of employment an outplacement program selected by the Company in its discretion; and

(c) The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Outplacement Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

Payments and assistance relating to (a), (b) and (c) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the Vice President – Compensation and Benefits of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

In the event of death, all Severance Benefits (other than the value of outplacement assistance), that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant as soon as practicable following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

II-2

BENEFITS SCHEDULE III

(Senior Vice President Group)

Participant	Senior Vice Presidents of the Company

Severance Period (applicable during Retention Period)	12 months, plus an additional 2 weeks per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 18 months

Outplacement Assistance	A 9 month program of outplacement assistance selected by the Company in its discretion

Additional Definition

“Good Reason” shall mean any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction to a position grade below the position grade applicable to the Participant immediately prior to the Effective Date.

Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

Severance Benefits

If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

(a) The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason);

III-1

(b) The Company agrees to provide the Participant for 9 months (the “Outplacement Period”) from the Participant’s last date of employment an outplacement program selected by the Company in its discretion; and

(c) The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Outplacement Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

Payments and assistance relating to (a), (b) and (c) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the Vice President – Compensation and Benefits of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

In the event of death, all Severance Benefits (other than the value of outplacement assistance), that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant as soon as practicable following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

III-2

BENEFITS SCHEDULE IV

(Vice President Group, Assistant Secretary and Assistant Treasurer)

Participant	Vice Presidents, Assistant Secretaries and Assistant Treasurers of the Company

Severance Period (applicable during Retention Period)	6 months, plus an additional 2 weeks per completed year of service with the Company and/or its Subsidiaries, up to a maximum Severance Period of 12 months

Outplacement Assistance	A 6 month program of outplacement assistance selected by the Company in its discretion

Additional Definition

“Good Reason” shall mean any significant adverse reduction in the Participant’s annual cash compensation opportunity expressed in terms of base salary and target annual bonus which is in effect immediately prior to the Effective Date (and as increased from time to time thereafter), except as part of a general reduction in the total compensation opportunities of the Company’s senior executives; for purposes of this definition of Good Reason, a “significant adverse reduction” shall solely mean a reduction to a position grade below the position grade applicable to the Participant immediately prior to the Effective Date.

Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless the Participant has provided written notice to the Company that such circumstance exists within thirty (30) days of the Participant’s learning of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and provided further, the Participant did not previously consent to the action leading to his/her claim of resignation for “Good Reason.”

Severance Benefits

If, during the Retention Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Severance Benefits:

(a) The Company agrees to pay Participant severance pay in the form of salary continuation for the Severance Period determined using Participant’s then-current base salary (disregarding any reduction constituting Good Reason);

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(b) The Company agrees to provide the Participant for 6 months (the “Outplacement Period”) from the Participant’s last date of employment an outplacement program selected by the Company in its discretion; and

(c) The Company agrees to pay Participant the monthly premium under the Company’s health and welfare plans then in effect for coverage obtained thereunder pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the Outplacement Period in lieu of continuing employee benefits and/or perquisites. Said amount shall be paid regardless of whether Participant maintains COBRA coverage.

Payments and assistance relating to (a), (b) and (c) will begin on the Company’s next Payroll Date which is at least eight days following the later of the effective date of the General Release or the date the General Release is received by the Vice President – Compensation and Benefits of the Company on behalf of the Company (or such later date as may be required under Code Section 409A). The first payment, however, will be retroactive to the day following Participant’s last day of employment.

In the event of death, all Severance Benefits (other than the value of outplacement assistance), that have become payable prior to the date of death shall be paid to the Participant’s Beneficiary.

Notwithstanding anything contained in the Program to the contrary, the Company shall pay all Vested Benefits to a Terminated Participant as soon as practicable following the Termination Date (or such later date as may be required under Code Section 409A); provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

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